Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to all references to this firm in the Registration Statement on Form S-1 of EnVen Energy Corporation (“Registration Statement”), including in the prospectus under the heading “Experts”. In addition, we consent to all references in the Registration Statement to, and to the inclusion of information taken from, our reports to the EnVen Energy Ventures, LLC interest as of July 31, 2018; December 31, 2017; and December 31, 2016.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

October 2, 2018

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